FIFTH AMENDMENT AGREEMENT<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

            This Fifth Amendment Agreement is made effective November ___, 2009 by and between Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University, a corporation organized and existing under the laws of the State of New York, having an office and place of business at 1300 Morris Park Avenue, Bronx, New York 10461 ("AECOM") and Applied NeuroSolutions, Inc. (formerly known as Molecular Geriatrics Corp.), a corporation organized and existing under the laws of the State of Delaware, having an office and place of business at 50 Lakeview Parkway, Suite 111, Vernon Hills, Illinois  60061 ("Licensee").

                                                                        Statement

            AECOM and Licensee are parties to (1) a License and Collaborative Research Agreement dated February 1, 1994, as amended by an Amendment Agreement executed on March 20, 2002, a Second Amendment Agreement effective September 21, 2002, a Third Amendment Agreement effective October 30, 2006, and a Fourth Amendment Agreement effective December 1, 2008, (collectively, "the 1994 Agreement") and (2) a License and Collaborative Research Agreement effective July 1, 1993, as amended by an Amendment Agreement executed on July 9, 1993, an Amendment Agreement executed on March 20, 2002, a Second Amendment Agreement effective September 21, 2002, a Third Amendment Agreement effective October 30, 2006, and a Fourth Amendment Agreement effective December 1, 2008, (collectively, "the 1993 Agreement").  The parties now wish to make changes to certain terms that were added to both the 1993 Agreement and the 1994 Agreement by the Amendment Agreement executed on March 20, 2002 (“the March 2002 Amendment Agreement”), the Second Amendment Agreement effective September 21, 2002 (“the September 2002 Amendment Agreement”), the Third Amendment Agreement effective October 30, 2006 (“the October 2006 Amendment Agreement”) and the Fourth Amendment Agreement effective December 1, 2008 (“the December 2008 Amendment Agreement”).

            NOW, THEREFORE, in consideration of the mutual covenants contained in the 1993 Agreement, the 1994 Agreement, the March 2002 Amendment Agreement, the September 2002 Amendment Agreement, the October 2006 Amendment Agreement, the December 2008 Amendment Agreement and in this Fifth Amendment Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                 Paragraph 1 of the December 2008 Amendment Agreement is hereby amended as follows:  The license maintenance payments due January 1, 2009 and July 1, 2009 are deferred until December 31, 2011.

2.                 Paragraph 3 of the March 2002 Amendment Agreement is hereby amended as follows:  The license maintenance payments due January 1, 2010, July 1, 2010, January 1, 2011 and July 1, 2011 are deferred until December 31, 2011.

3.                 Paragraph 9(e) of the March 2002 Amendment Agreement is hereby amended so that the due date for the November 1, 2009 quarterly research support payment is changed to February 1, 2010.

4.                 AECOM may, at its option, accept a) shares of common stock or b) Units (convertible debt and warrants) in the Licensee’s current funding, to reduce all or a portion of the deferred license maintenance payments in paragraphs 1 and 2 above.  The remaining balance of deferred license maintenance payments, if any, will be repaid, at AECOM’s option 1) in cash by December 31, 2011 or 2) over a 24-month period, plus interest, beginning in December 2011.

5.                 Any revenues received or net proceeds received by Licensee that would have required Licensee to make payment to AECOM from January 1, 2010 to December 31, 2011 will be deferred until December 31, 2011.  These deferred payments, if any, can be repaid, at AECOM’s option on the same terms as discussed in Paragraph 4 above.

6.                 Licensee’s failure to make any of the payments required by paragraphs 1, 2, 3 and 5 above shall constitute a material breach of both the 1993 Agreement and the 1994 Agreement.

7.                 The applicable provisions of this Fifth Amendment Agreement shall be deemed to be incorporated into the 1993 Agreement, the 1994 Agreement, the March 2002 Amendment Agreement, the September 2002 Amendment Agreement, the October 2006 Amendment Agreement and the December 2008 Amendment Agreement in full and to be an integral part thereof as though fully set forth therein.  With the exception of the above amendments, all other provisions of the 1993 Agreement, the 1994 Agreement, the March 2002 Amendment Agreement, the September 2002 Amendment Agreement, the October 2006 Amendment Agreement and the December 2008 Amendment Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have entered into and executed this Fourth Amendment Agreement on the date first above written.

ALBERT EINSTEIN COLLEGE                                     APPLIED NEUROSOLUTIONS, INC.

OF MEDICINE OF YESHIVA

UNIVERSITY

By:   _________________________             By:   ___________________________

Name:________________________                Name:__________________________

Title:_________________________                Title:___________________________

Agreed to and accepted by:

______________________                    Date:_____________________

Dr. Peter Davies